Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 16, 2025, by and among SHENTEL BROADBAND OPERATIONS LLC, a Delaware limited liability company (the “Borrower”), SHENTEL BROADBAND HOLDING INC., a Delaware corporation (“Holdco”), the Guarantors party to the Existing Credit Agreement (as defined below) as of the date hereof, COBANK, ACB (“CoBank”), in its capacity as administrative agent under the Existing Credit Agreement (CoBank, in such capacity, the “Administrative Agent”), as the Swing Line Lender, as the sole Issuing Lender and as a Lender, and each other Lender and Voting Participant party hereto (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement, dated as of July 1, 2021 (as the same has been and may be further amended, modified, supplemented, increased or extended from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower (as successor to Shenandoah Telecommunications Company), the Guarantors from time to time party thereto, the Lenders and the Administrative Agent, the Lenders have agreed to provide the Borrower with the credit facilities provided for therein;

WHEREAS, the Borrower has requested that (i) the Maturity Date of each of the Revolving Credit Facility and the Term Loan A-1 Facility (each, an “Extending Facility”) be extended to July 1, 2027 (the “Maturity Date Extension”) and (ii) the maximum Total Net Leverage Ratio permitted as of the last day of any fiscal quarter be increased to 4.75 to 1.00 (the “Leverage Ratio Increase”); and

WHEREAS, the Administrative Agent, the Lenders (it being understood that the Lenders constitute (x) all Lenders with respect to each Extending Facility for purposes of clause (i) of this paragraph, (y) the Required Lenders with respect to all Facilities for purposes of clauses (ii) and (iv) of this paragraph and (z) all Lenders with respect to all Facilities for purposes of clause (iii) of this paragraph) and the Loan Parties have hereby agreed to (i) the Maturity Date Extension, (ii) the Leverage Ratio Increase, (iii) certain modifications of and amendments to Section 11.1 of the Existing Credit Agreement set forth herein and (iv) the other modifications to and amendments of the Existing Credit Agreement set forth herein, in each case on the terms and subject to the conditions set forth herein (the Existing Credit Agreement, as so modified and amended, the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify the Existing Credit Agreement as follows:

1.             Certain Definitions; Interpretation.

(a)               Capitalized terms used but not otherwise defined herein shall have the meanings when used herein as set forth in the Amended Credit Agreement.

(b)               The rules of construction set forth in Section 1.2 of the Amended Credit Agreement shall apply to this Amendment.

2.             Amendments to Existing Credit Agreement. Subject to the conditions set forth in Section 4 hereof:

(a)            the Existing Credit Agreement is hereby amended by:

(i)               deleting the definition of “Increased Leverage Period” set forth in Section 1.1 of the Existing Credit Agreement in its entirety.

(ii)              amending and restating the definition of “Fee Letters” set forth in Section 1.1 of the Existing Credit Agreement in its entirety as follows:

“Fee Letters” means, collectively, (i) that certain fee letter dated as of April 9, 2021, between the Borrower and the Administrative Agent, (ii) that certain fee letter dated as of October 24, 2023, among the Borrower, the Administrative Agent and the Commitment Parties party thereto and (iii) that certain fee letter dated as of March 26, 2025, between the Borrower and the Administrative Agent.

(iii)             amending and restating the definition of “Maturity Date” set forth in Section 1.1 of the Existing Credit Agreement in its entirety as follows:

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the Swing Line Facility, the Letter of Credit Facility and the Term Loan A-1 Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 1, 2027, (b) with respect to the Term Loan A-2 Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) seven (7) years from the Closing Date, (c) with respect to the Term Loan A-3 Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) July 1, 2028 and (d) with respect to any Tranche of Incremental Term Loans under an Incremental Term Loan Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Section 9.2 and (ii) the date set forth in the corresponding Incremental Term Loan Funding Agreement (which date shall be no earlier than the Maturity Date with respect to the Term Loan A-1 Facility).

(iv)             amending and restating clause (vii) of the definition of “Permitted Acquisition” set forth in Section 1.1 of the Existing Credit Agreement in its entirety as follows:

(vii)       if the aggregate amount of the consideration (including, in the case of consideration consisting of assets, the fair market value of the assets) paid or incurred by any Loan Party or any Subsidiary of any Loan Party in connection with such Investment exceeds the Threshold Amount, then the Borrower shall have provided to the Administrative Agent a certificate of a Financial Officer of the Borrower (supported by reasonably detailed calculations) certifying that, after giving effect to such Investment, the Loan Parties shall be in compliance with the covenants set forth in Article VIII, calculated on a Pro forma Basis as of the most recent four fiscal quarter period for which Consolidated financial statements have been delivered; provided that, if the Investment is subject to a Limited Conditionality Purchase Agreement, this clause (vii) shall be tested on a Pro forma Basis as of the time that such Loan Party enters into such Limited Conditionality Purchase Agreement.

(v)               replacing the word “supplementeal” with the word “supplemental” in Section 3.1(a)(i) of the Existing Credit Agreement.

(vi)             amending and restating Section 8.1 of the Existing Credit Agreement in its entirety as follows:

Maximum Total Net Leverage Ratio. The Loan Parties shall not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than 4.75 to 1.00.

(vii)          amending and restating Section 11.1(d) of the Existing Credit Agreement in its entirety as follows:

(d) change Section 2.14 or Section 9.2(d) in a manner that would alter the pro rata sharing of payments or the order of application of proceeds required thereby without the written consent of each Lender directly affected thereby;

(viii)        (x) deleting the word “or” at the end of Section 11.1(f) of the Existing Credit Agreement, (y) adding the word “or” after the semicolon at the end of Section 11.1(g) of the Existing Credit Agreement and (z) adding a new clause (h) to the end of Section 11.1 of the Existing Credit Agreement as follows:

(h)                  (i) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, other than Indebtedness permitted hereunder on April 16, 2025, or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness, in each case, without the written consent of each Lender directly affected thereby;

(ix)             adding the following language as the last sentence of the first paragraph to Section 11.8 of the Existing Credit Agreement:

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing Information regarding suspected violations of any Law to a Governmental Authority or self-regulatory authority without any notification to any Person.

(x)               amending Exhibit B to the Existing Credit Agreement by replacing it with the form of Compliance Certificate attached hereto as Exhibit A.

3.             Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders, as of the Fourth Amendment Effective Date, that:

(a)               the representations and warranties of each Loan Party contained in the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party, are true, correct and complete in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty shall be true and correct in all respects as written), before and after giving effect to this Amendment, as though made on and as of the date hereof (except for those representations and warranties that specifically relate to a prior date, which were true, correct and complete in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty was true and correct in all respects as written) on such prior date);

(b)           each Loan Party has taken all necessary limited liability company, corporate or other action to authorize the execution, delivery and performance of this Amendment;

(c)            this Amendment is the legally valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(d)           both immediately before and after giving effect to the transactions contemplated by this Amendment, no event has occurred and is continuing, or would result from the transactions contemplated by this Amendment, that constitutes a Default or an Event of Default;

(e)           no Loan Party has received written notice and no Authorized Officer of any Loan Party or any Subsidiary of a Loan Party has knowledge of any action, suit, proceeding or investigation pending against or threatened in writing against any Loan Party or any Subsidiary of any Loan Party or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any other Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to result in a Material Adverse Effect;

(f)            all material governmental and third-party consents, subordinations and waivers, as applicable, required to effectuate the transactions contemplated hereby have been obtained and are in full force and effect, including any required material permits and authorizations of all applicable Governmental Authorities, including the FCC and all applicable PUCs; and

(g)           the Loan Parties, taken as a whole, are Solvent.

4.             Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the Business Day on which such conditions are satisfied, the “Fourth Amendment Effective Date”):

(a)            Execution of Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel, signed by an Authorized Officer of each applicable Loan Party and by each other Person party thereto: (i) this Amendment and (ii) all other documents, financing statements and instruments required by the Amended Credit Agreement or this Amendment in connection with the execution, delivery and performance of this Amendment by each Loan Party.

(b)           Secretary’s Certificates. The Administrative Agent shall have received a copy of a duly authorized and executed certificate from each Loan Party, dated as of the Fourth Amendment Effective Date and signed by the Secretary or an Assistant Secretary of such Loan Party, in form and substance satisfactory to the Administrative Agent, certifying as to: (i) all corporate or limited liability company action taken by each Loan Party in connection with the authorization of this Amendment and the other Loan Documents entered into in connection therewith; (ii) the names of the Authorized Officers authorized to sign the Loan Documents on behalf of such Loan Party and their true signatures (or no changes to such Authorized Officers since the delivery of the applicable certificate on the Third Amendment Effective Date); and (iii) the copies of its Organizational Documents as in effect on the Fourth Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office (if so filed or required to be so filed), together with certificates from the appropriate state officials as to the continued existence and good standing or existence (as applicable) of such Loan Party in each state where organized, in each case, attached thereto.

(c)           Fees and Expenses. The Borrower shall have paid to the Administrative Agent (i) the fees described in that certain Fee Letter, dated as of March 26, 2025, by and between the Borrower and the Administrative Agent and (ii) any other invoiced and unpaid fees or commissions due hereunder and under the Amended Credit Agreement (including legal fees and expenses).

(d)           Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 3 shall be true and correct in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty shall be true and correct in all respects), both immediately before and after giving effect to this Amendment, as though made on and as of the Fourth Amendment Effective Date (except for those representations and warranties that specifically relate to a prior date, which were true and correct on such prior date (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty was true and correct in all respects)).

(e)           No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

(f)            Other Deliverables. The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel:

(i)               customary written opinions of counsel for the Loan Parties, duly executed and dated as of the Fourth Amendment Effective Date;

(ii)              evidence that adequate insurance required to be maintained under the Amended Credit Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto naming the Administrative Agent as additional insured, mortgagee and lender loss payee, as applicable;

(iii)             evidence that all material governmental (including, without limitation, all FCC and applicable PUC) authorizations, consents and waivers which are required with respect to the execution, delivery or performance of the Extending Facilities and the other transactions contemplated hereby shall have been obtained or made and shall be final orders and in full force and effect;

(iv)             Lien and litigation search reports with respect to the Loan Parties, in scope satisfactory to the Administrative Agent and with results showing no Liens other than Permitted Liens;

(v)               so long as requested at least ten (10) Business Days prior to the Fourth Amendment Effective Date, (A) at least five (5) Business Days prior to the Fourth Amendment Effective Date, all documentation and other information with respect to the Borrower and the other Guarantors that has been reasonably requested to comply with regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (B) to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Fourth Amendment Effective Date, a customary certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Borrower shall have been received by any Lender that has requested it; and

(vi)             such other documents in connection with the transactions contemplated hereby as the Administrative Agent and its counsel may reasonably request.

5.             Reaffirmations. The Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. The Borrower and each Guarantor, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Amended Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Administrative Agent.

6.             Expenses; Indemnity; Damage Waiver. Section 11.3 of the Amended Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

7.             Miscellaneous.

(a)            Counterparts; Integrations; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any such counterpart may be delivered by facsimile, email or other electronic transmission (including “.pdf” or “.tif”) and shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Issuing Lender, the Administrative Agent, and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent.

(c)            Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that require or permit application of the laws of any other state or jurisdiction. Section 11.10 of the Amended Credit Agreement regarding governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

(d)           Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(e)           Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(f)            Loan Document. This Amendment is a Loan Document and subject to the terms of the Amended Credit Agreement.

(g)           Effect on the Credit Agreement and other Loan Documents. Except as specifically modified by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Swing Line Lender or any Lender (including any Issuing Lender) under, the Existing Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by such party, or to be executed by a duly authorized officer of such party, as of the date first above written.

COBANK, ACB, as Administrative Agent, an Issuing Lender, Swing Line Lender, and a Lender By: ________________________________ Cameron Dawkins Managing Director

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

BORROWER:

SHENTEL BROADBAND OPERATIONS LLC

By: __________________________________
Name: Christopher E. French

Title: President and Chief Executive Officer

HOLDCO:

SHENTEL BROADBAND HOLDING INC.

By: __________________________________
Name: Christopher E. French

Title: President and Chief Executive Officer

GUARANTORS:

SHENANDOAH PERSONAL COMMUNICATIONS, LLC

SHENANDOAH CABLE TELEVISION, LLC

SHENANDOAH MOBILE, LLC

SHENTEL MANAGEMENT COMPANY

HORIZON ACQUISITION PARENT LLC

HORIZON SERVICES, INC.

HORIZON TECHNOLOGY, INC.

HORIZON TELCOM, INC.

INFINITY FIBER, LLC

THE CHILLICOTHE TELEPHONE COMPANY

URBANSYSTEMS, LLC

By: __________________________________
Name: Christopher E. French

Title: President and Chief Executive Officer

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

BANK OF AMERICA, N.A.,

as a Lender

By: __________________________________
Name: ________________________________

Title: _________________________________

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

CITIZENS BANK, N.A.,

as a Lender

By: __________________________________
Name: ________________________________

Title: _________________________________

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender

By: __________________________________
Name: ________________________________

Title: _________________________________

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

TRUIST BANK,

as a Lender

By: __________________________________
Name: ________________________________

Title: _________________________________

[Shentel Broadband Operations LLC – Amendment No. 4 to Credit Agreement]

[______], as a Voting Participant pursuant to Section 11.7(d) of the Amended Credit Agreement By: __________________________________ Name: Title:

EXHIBIT A TO AMENDMENT NO. 4

Form of Compliance Certificate